Exhibit 1.1

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

RAD TECHNOLOGIES, INC.

RAD Technologies, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, at a meeting duly called and held, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of RAD Technologies, Inc. be amended by changing the Article thereof numbered Article 4 so that, as amended, said Article shall be and read as follows:

ARTICLE 4

4.1 Authorized Capital

The total number of shares which this corporation is authorized to issue is 400,000,000, consisting of two classes of shares to be designated, respectively, “Class A Common Stock” and “Class B Common Stock”. The total number of shares of Class A Common Stock that this corporation shall have authority to issue is 250,000,000 shares, each with a par value of $0.0001. The total number of shares of Class B Common Stock that this corporation shall have authority to issue is 150,000,000 shares, each with a par value of $0.0001.

4.2 Common Stock

The preferences, limitations, voting powers and relative rights of the Class A Common Stock and the Class B Common Stock are as follows:

(a)	Voting Rights. The shares of Class B Common Stock shall have no voting rights of any kind, except as may be otherwise required by law. The holders of the Class A Common Stock are entitled to one vote for each share of Class A Common Stock held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

(b)	Equal Status. Except as otherwise expressly provided in these Articles or required by applicable law, shares of Class A Common Stock and shares of Class B Common Stock shall have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters. Without limiting the generality of the foregoing sentence, in connection with a Change of Control Transaction, shares of Class A Common Stock and Class B Common Stock shall be treated equally, identically and ratably, on a per share basis, with respect to any consideration into which such shares are converted or any consideration paid or otherwise distributed in respect of such shares to shareholders of this corporation, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and the holders of a majority of the outstanding shares of Class B Common Stock, each voting separately as a separate voting group.

4.3 Right to Convert Class A Common Stock

Each holder of Class A Common Stock shall have the right, at such holder’s sole election and at any time or from time to time, to convert any or all of such holder’s shares of Class A Common Stock into an equal number of shares of Class B Common Stock. Any such conversion shall be effected by the holder providing written notice to the corporation stating that the holder elects to convert the number of shares of Class A Common Stock specified in such notice into shares of Class B Common Stock. Such conversion shall be deemed to have been made at the time such notice is delivered to the corporation, and the corporation shall promptly update its books and records to reflect such conversion. Upon conversion, the shares of Class A Common Stock so converted

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 of the General Corporation Law of the State of Delaware.

FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective upon proper filing with the Secretary of State of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, said RAD TECHNOLOGIES, INC. has caused this Certificate to be signed by Jeremy Barnett, as CEO, this 18th day of June, 2025.

RAD TECHNOLOGIES, INC.

By:
Jeremy Barnett, CEO